AGREEMENT BETWEEN
              NETMAXIMIZER.COM, INC. & {Salesperson] - DATED [Date]
                           CONCERNING AFFINITY GROUPS

[Salesperson] Will:
-------------------

1. Deliver signed Affinity Group Agreements between Netmaximizer.com, Inc. and the Affinity Group.

2.       Abide by all reasonable rules and regulations.

3.       Act as an independent representative at all times.

4. Not commit Netmaximizer.com, Inc. to anything whatsoever other than the Affinity Group Agreement.

5. Receive five percent (5%) of sales from any Affinity Group Store that [Salesperson] signs up for the duration of each store. Any business that goes through that particular store will qualify for commissions except Sales Tax and Shipping and Handling.

Netmaximizer.com, Inc. Will:
----------------------------

1. Pay commissions on the 1st and the 15th of each Month on all sales that occur through any Affinity Group Portal that [Salesperson] signs up. There will be a 15-day holdback on the first and subsequent paydays.
         Example: The first through the 15th sales will close out at Midnight on the 15th and the corresponding check will be paid on the first of the following Month. Sales from the 16th through the end of the Month will close out on the final day of the Month and checks will be cut on the 15th of the following Month.

2.       Deduct any commissions paid on returns.

3.       Pay all expenses associated with the store.

4. Pay commissions on all sales except Tax and Shipping & Handling (Normal commissions will not be paid on Free Gifts to the Affinity Group. The Affinity Group will receive $0.30 for each free item that a purchaser pays the S&H on.) [Salesperson] will receive a five percent (5%) commission on the shipping and handling of all Free items.

5.       Maintain the Store including the Reminder Service.

6.       Provide a Portal for each Affinity Group.

7. Pay the Affinity Group 15% of sales net of Tax and Shipping and Handling.

8. Provide each Affinity Group and [Salesperson] with password-protected accounting.

9. Allow [Salesperson] to view all transactions for any of the Affinity Groups that he signs up.

10.      Not change the name or Portal on any Store that [Salesperson] signs up.

11. Allow [Salesperson] to change the name on this Agreement provided that he abides by all laws.

12. Will allow transfer of commissions to [Salesperson] estate or heirs in the event of [Salesperson]'s demise for the duration of the Stores that [Salesperson] or his associates sign up.

This Agreement will be replaced by a more formal agreement drafted by Netmaximizer.com, Inc. attorneys at a later date. The above terms will be clarified, but shall not be changed in affect to commissions or actual content.

This Agreement has been signed this __th day of ________, 2000.



___________________________
DAVID SALTRELLI, President
For Netmaximizer.com, Inc.


___________________________
[SALESPERSON]